EXHIBIT 16.1

March 7, 2025

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street NE

Washington, DC 20549

Re: HOOPS SCOUTING USA

Ladies and Gentlemen:

We have read the statements under item 4.01 in the Form 8-K dated March 4, 2025, of the company to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm in the Form 8-K.

Respectfully submitted,

/s/ Michael Gillespie & Associates, PLLC

Vancouver,  Washington

March 7, 2025